As filed with the U.S. Securities and Exchange Commission on August 11, 2022.

Registration No. 333-258600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1702591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

170 Park Ave

Florham Park, New Jersey 07932

Telephone: (908) 768-2170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Hariri, M.D., Ph.D.

Chief Executive Officer

Celularity Inc.

170 Park Ave

Florham Park, New Jersey 07932

Telephone: (908) 768-2170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keary Dunn, Esq. Chief Legal Officer Celularity Inc. 170 Park Ave Florham Park, New Jersey 07932 Tel: (908) 768-2170	Marianne Sarrazin, Esq. Goodwin Procter LLP Three Embarcadero Center 28th floor San Francisco, California 94111 Tel: (415) 733-6134

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non- accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 6, 2021, we filed a registration statement on Form S-1 (File No. 333-258600) with the Securities and Exchange Commission, or SEC, to register:

(i)

the issuance by us of up to 22,874,999 shares of our Class A common stock, $0.0001 par value per share, which consists of (i) the issuance by us and resale of up to 8,499,999 shares of Class A common stock that are issuable upon the exercise of (A) 7,000,000 warrants issued in a private placement to GX Sponsor LLC, or the Sponsor, in connection with the GX initial public offering, or GX IPO, and (B) 1,499,999 warrants issued to certain members of the Sponsor as repayment for certain working capital loans made to GX, the warrants in (A) and (B) collectively, the Private Placement Warrants, and (ii) up to 14,375,000 shares of Class A common stock that are issuable upon the exercise of 14,375,000 warrants, or the Public Warrants, and, together with the Private Placement Warrants, the GX Warrants issued in the GX IPO;

(ii)

the resale by the selling securityholders named therein of up to 129,858,855 shares of Class A common stock consisting of (a) up to 8,340,000 shares of Class A common stock issued in a private placement pursuant to subscription agreements, or Subscription Agreements, entered into on January 8, 2021 (b) up to 2,000,000 shares of Class A common stock issued in a private placement pursuant to a subscription agreement entered into on May 5, 2021 with Palantir Technologies Inc., or Palantir, (c) up to 976,943 shares of Class A common stock issued in private placements on July 21, 2021 to certain advisors of Legacy Celularity and GX, (d) up to 7,187,500 shares of Class A common stock previously held by the Sponsor following a private placement in connection with the initial public offering of GX, (e) up to 8,499,999 shares of Class A common stock issuable upon exercise of the Private Placement Warrants, (f) up to 19,811,204 shares of Class A common stock issuable upon exercise of the Converted Legacy Warrants, (g) up to 11,744,882 shares of Class A common stock issuable upon exercise of options and awards and (h) up to 71,298,327 shares of Class A common stock pursuant to that certain Registration Rights Agreement, or the Registration Rights Agreement, dated July 16, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares; and

(iii)	the resale by the selling securityholders named therein of up to 8,499,999 Private Placement Warrants.

The registration statement was declared effective by the SEC on August 12, 2021. On April 4, 2022, we filed post-effective amendment No. 1 to the registration statement to include information from our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed March 31, 2021, which post-effective amendment No. 1 was declared effective by the SEC on April 7, 2022.

We are filing this post-effective amendment No. 2 to Form S-1 on Form S-3 to convert the Registration Statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this post-effective amendment No. 2. All applicable registration and filing fees payable in connection with the securities covered by this post-effective amendment No. 2 were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 11, 2022

PRELIMINARY PROSPECTUS

Up to 22,874,999 Shares of Class A common stock issuable upon exercise of warrants

Up to 129,858,855 Shares of Class A common stock

Up to 8,499,999 warrants to purchase Class A common stock

This prospectus relates to the issuance by us of an aggregate of up to 22,874,999 shares of our Class A common stock, $0.0001 par value per share, which consists of (i) the issuance by us and resale of up to 8,499,999 shares of Class A common stock that are issuable upon the exercise of (A) 7,000,000 warrants issued in a private placement to GX Sponsor LLC, or the Sponsor, in connection with our initial public offering and (B) 1,499,999 warrants issued to certain members of the Sponsor as repayment for certain working capital loans made to us, the warrants in (A) and (B) collectively, the Private Placement Warrants, and (ii) up to 14,375,000 shares of Class A common stock that are issuable upon the exercise of 14,375,000 warrants, or the Public Warrants, and, together with the Private Placement Warrants, the GX Warrants, issued in our initial public offering. We will receive the proceeds from the exercise of any GX Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees, or the selling securityholders of (i) up to 129,858,855 shares of Class A common stock consisting of (a) up to 8,340,000 shares of Class A common stock issued in a private placement pursuant to subscription agreements, or the Subscription Agreements, entered into on January 8, 2021 (b) up to 2,000,000 shares of Class A common stock issued in a private placement pursuant to a subscription agreement entered into on May 5, 2021 with Palantir Technologies Inc., or Palantir, (c) up to 976,943 shares of Class A common stock issued in private placements on July 21, 2021 to certain advisors of Legacy Celularity and GX, (d) up to 7,187,500 shares of Class A common stock previously held by the Sponsor following a private placement in connection with the GX initial public offering, (e) up to 8,499,999 shares of Class A common stock issuable upon exercise of the Private Placement Warrants, (f) up to 19,811,204 shares of Class A common stock issued or issuable upon exercise of the Converted Legacy Warrants, (g) up to 11,744,882 shares of Class A common stock issuable upon exercise of options and awards and (h) up to 71,298,327 shares of Class A common stock pursuant to that certain Registration Rights Agreement dated July 16, 2021, or the Registration Rights Agreement, between us and certain selling securityholders granting such holders registration rights with respect to such shares, and (ii) up to 8,499,999 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Class A common stock or GX Warrants by the selling securityholders pursuant to this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A common stock or GX Warrants, except with respect to amounts received by us upon exercise of the GX Warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A common stock or GX Warrants. See the section titled “Plan of Distribution.”

The Class A common stock and Public Warrants are listed on The Nasdaq Stock Market LLC, or Nasdaq under the symbols “CELU” and “CELUW”, respectively. On August 10, 2022, the last reported sales price of the Class A common stock was $3.25 per share and the last reported sales price of our Public Warrants was $0.41 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2022

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Celularity,” “we,” “us,” “our” and similar terms refer to Celularity Inc., f/k/a GX Acquisition Corp., and its consolidated subsidiaries (including Celularity LLC). References to “GX” refer to the predecessor company prior to the consummation of the initial business combination.

The Celularity logo, Celularity IMPACT, Biovance, Interfyl, Lifebank, CentaFlex and other trademarks or service marks of Celularity Inc. appearing in this prospectus are the property of Celularity Inc. This prospectus also contains registered marks, trademarks and trade names of other companies. All other trademarks, registered marks and trade names appearing herein are the property of their respective holders.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any GX Warrants. We will not receive any proceeds from the sale of shares of Class A common stock issuable upon exercise of the GX Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the GX Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus, and any supplement to this prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference , regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, including the documents incorporated by reference in this prospectus, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about our future financial and operating results; statements about our plans, strategies and objectives of management for our future operations; statements regarding future performance; and other statements, including regarding the Business Combination. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost, timing and potential indications of our cellular therapy candidate development activities and clinical trials and ability to obtain regulatory approvals;

•	the timing of the initiation, enrollment and completion of planned clinical trials in the United States and foreign countries;

•

our ability to obtain and maintain regulatory approval of our therapeutic candidates in any of the indications for which we plan to develop them, and any related restrictions, limitations, and/or warnings in the label of any approved therapeutic;

•	our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our therapeutic candidates;

•	our ability and plans to research, develop, manufacture and commercialize our therapeutic candidates, as well as our degenerative disease products;

•	our ability to attract and retain collaborators with development, regulatory and commercialization expertise;

•	the size of the markets for our therapeutic candidates, and our ability to serve those markets;

•	our ability to successfully commercialize our therapeutic candidates;

•	our ability to develop and maintain sales and marketing capabilities, whether alone or with potential future collaborators;

•	our expenses, future revenues, capital requirements and needs for additional financing;

•	our use of cash and other resources; and

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our therapeutic candidates, degenerative disease products, and our ability to operate our business without infringing on the intellectual property rights of others.

These forward-looking statements are based on information available as of the date of this prospectus or such document incorporated by reference, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	risks inherent in developing cellular therapy candidates, such as substantial delays in clinical trials and ability to obtain regulatory approvals;

•	risks associated with our ongoing and planned clinical trials, such as unexpected data or clinical site activation rates or clinical trial enrollment rates that are lower than expected;

•	our ability to obtain adequate financing to fund its planned clinical trials and other expenses;

•	competition and the ability to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	risks of undesirable side effects or other properties that could halt clinical development, prevent regulatory approval, limit commercial potential or result in significant negative consequences;

•	difficulties arising from reliance on third-party licenses, or supply-chain or manufacturing challenges;

•	risks from any strategic alliances or licensing arrangements entered into in the future and not being able to realize the benefits of such alliances or licensing arrangements;

•

trends in the industry, changes in the competitive landscape, delays or disruptions due to the ongoing COVID-19 pandemic, as well as changes in the legal and regulatory framework for the industry or unexpected litigation or disputes and future expenditures; and

•	risk of adverse effects of other economic, business and/or competitive factors , including geopolitical factors, such as the Russian invasion of Ukraine.

In addition, statements that “Celularity believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause the our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in our Annual Report on Form 10-K and in the other documents filed with the SEC and incorporated by reference herein. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

INTRODUCTORY NOTE

Background

We were a blank check company incorporated in Delaware on August 24, 2018 under the name GX Acquisition Corp. and formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. On July 16, 2021, or the Closing Date, we consummated our initial business combination pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of January 8, 2021 (as amended from time to time), or the Merger Agreement, by and among our company, Alpha First Merger Sub, Inc., Alpha Second Merger Sub, LLC, and Legacy Celularity, pursuant to which Legacy Celularity became our wholly-owned direct subsidiary and following which, we changed our name from GX Acquisition Corp. to Celularity Inc. We refer to this transaction as the “Business Combination” and the closing of such Business Combination as the “Closing.”

Holders of 9,174,705 shares of our Class A common stock elected to have their shares redeemed in connection with the Business Combination.

Concurrent with the closing of the Business Combination, we completed a private placement pursuant to which subscribers purchased an aggregate 8,340,000 shares of our Class A common stock, or the SPAC PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $83,400,000, pursuant to separate Subscription Agreements entered into effective as of January 8, 2021.

On May 5, 2021, we entered into a subscription agreement with Palantir pursuant to which Palantir purchased an aggregate of 2,000,000 shares of our Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $20,000,000, in a private placement that was consummated concurrently with the Closing

In connection with the Closing, on July 21, 2021, we issued 400,000 shares of Class A common stock, or the CS Shares, in a private placement to Credit Suisse Securities (USA) LLC, or Credit Suisse and 576,943 shares of Class A common stock, and together with the CS Shares, the Advisor Shares, in a private placement to Ardea Partners LP, or Ardea, as partial payment of transaction expenses and fees for financial advisory and other services rendered by such entities, respectively, in connection with the Business Combination.

In this prospectus we use the following defined terms:

“Converted Legacy Warrants” means the warrants to purchase Series B preferred stock of Legacy Celularity that were converted into the right to purchase shares of Class A common stock in connection with the Business Combination.

“GX IPO” means our initial public offering, consummated on May 23, 2019.

“GX Warrants” means the Private Placement Warrants and the Public Warrants.

“Legacy Celularity” means the entity formerly known as Celularity Inc., a Delaware corporation, which was renamed Celularity Operations, Inc. just prior to the Closing, and subsequently became Celularity LLC upon closing of the Second Merger.

“Private Placement Warrants” means the 8,499,999 warrants consisting of (i) 7,000,000 warrants purchased by the Sponsor in connection with the GX IPO in a private placement transaction occurring simultaneously with the closing of the GX IPO and (ii) 1,499,999 warrants issued to members of the Sponsor in a private placement transaction as repayment for working capital loans made to GX, with each warrant exercisable, at an exercise price of $11.50, for one share of Class A common stock.

“Public Warrants” means the 14,375,000 warrants included as a component of the GX units sold in the GX IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Class A common stock, in accordance with its terms.

“Sponsor Shares” means the 7,187,500 shares of Class A common stock held by the Sponsor following a private placement in connection with the initial public offering of GX and subsequent share recapitalization.

OUR COMPANY

Overview

We are a clinical-stage biotechnology company leading the next evolution in cellular medicine by developing off-the-shelf placental-derived allogeneic cell therapies for the treatment of cancer and immune and infectious diseases. We are developing a pipeline of off-the-shelf placental-derived allogeneic cell therapy product candidates including T cells engineered with a chimeric antigen receptor, or CAR, unmodified and genetically modified natural killer, or NK cells, and mesenchymal-like adherent stromal cells, or ASCs. These therapeutic candidates target indications across cancer, infectious and degenerative diseases. We believe that by harnessing the placenta’s unique biology and ready availability, we will be able to develop therapeutic solutions that address a significant unmet global need for effective, accessible and affordable therapeutics. We currently have three active clinical trials and intend to work with the U.S. Food and Drug Administration, or FDA, to resolve its questions on an Investigational New Drug, or IND, application we submitted in the first quarter of 2022 before commencing an additional clinical trial.

Our Celularity IMPACT platform capitalizes on the benefits of placenta-derived cells to target multiple diseases, and provides seamless integration, from bio sourcing through manufacturing cryopreserved and packaged allogeneic cells, in our purpose-built U.S.-based 147,215 square foot facility. We believe the use of placental-derived cells, sourced from the placentas of full-term healthy informed consent donors, has potential inherent advantages, from a scientific and an economic perspective. First, relative to adult-derived cells, placental-derived cells demonstrate greater stemness, meaning the ability to expand and persist. Second, placental-derived cells are immunologically naïve, meaning the cells have never been exposed to a specific antigen, and suggesting the potential for less toxicity and for low or no graft-versus-host disease, or GvHD, in transplant. Third, our placental-derived cells are allogeneic, meaning they are intended for use in any patient, as compared to autologous cells, which are derived from an individual patient for that patient’s sole use. We believe this a key difference that will enable readily available off-the-shelf treatments that can be delivered faster, more reliably, at greater scale and to more patients. In addition, we also have non-core legacy operations that are complementary to our work in placenta-derived cell therapeutics, including our biobanking and degenerative disease operations, for which we commercialize biomaterial products directly and through our network of distribution partners.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Class A common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

•

We have incurred net losses in every period since our inception, have no cellular therapeutic candidates approved for commercial sale and we anticipate that we will incur substantial net losses in the future.

•	Our placental-derived cellular therapy candidates represent a novel approach to cancer, infectious and degenerative disease treatments that creates significant challenges.

•	Our historical operating results indicate substantial doubt exists related to our ability to continue as a going concern.

•

Our business could be materially adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 pandemic and future outbreaks of the disease, in regions where we or third parties on which we rely have concentrations of clinical trial sites or other business operations.

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Our business is highly dependent on the success of our lead therapeutic candidates. If we are unable to obtain regulatory approval for our lead candidates and effectively commercialize our lead therapeutic candidates for the treatment of patients in approved indications, our business would be significantly harmed.

•

We rely on CAR-T viral vectors from Sorrento Therapeutics, Inc., or Sorrento, for our CYCART-19 therapeutic candidate and termination of this license, or any future licenses, could result in the loss of significant rights, which would harm our business.

•

We rely and will continue to rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of, or commercialize, our therapeutic candidates.

•	The FDA regulatory approval process is lengthy and time-consuming, and we may experience significant delays in the clinical development and regulatory of our therapeutic candidates.

•

We may not be able to submit IND applications to commence additional clinical trials on the timelines we expect, and even if we are able to, the FDA may not permit us to proceed without additional information (such as our recent IND submission for CYCART-19) or at all, and if so, we may encounter substantial delays in our clinical trials or may not be able to conduct our trials on the timelines we expect.

•

We operate our own manufacturing and storage facility, which requires significant resources; manufacturing or other failures could adversely affect our clinical trials and the commercial viability of our therapeutic candidates and our biobanking and degenerative diseases businesses.

•

We rely on donors of healthy human full-term post-partum placentas to manufacture our therapeutic candidates, and if we do not obtain an adequate supply of such placentas from qualified donors, development of our placental-derived allogeneic cells may be adversely impacted.

•	Our clinical trials may fail to demonstrate the safety and/or efficacy of any of our therapeutic candidates, which would prevent or delay regulatory approval and commercialization.

•	If our effort to protect the proprietary nature of the intellectual property related to our technologies are inadequate, we may not be able to compete effectively in our market.

•

We are, and in the future may be, party to agreements with third parties. Disputes may arise with such third parties regarding the terms of such agreements, including terms governing payment obligations, contractual interpretation, or related intellectual property ownership or use rights, which could materially adversely impact us, including by requiring the payment of additional amounts, or requiring us to invest time and money in litigation or arbitration.

•

Our therapeutic candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential or result in significant negative consequences.

•	We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

•

We will need substantial additional financing to develop our therapeutics and implement our operating plans. If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our therapeutic candidates.

•

Our relationship with customers, physicians, and third-party payors are subject to numerous laws and regulations. If we or our employees, independent contractors, consultants, commercial partners and vendors violate these laws, we could face substantial penalties.

•	We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to various compliance initiatives.

Corporate Information

Our principal executive offices are located at 170 Park Avenue, Florham Park, New Jersey 07932, and our telephone number is (908) 768-2170. Our corporate website address is www.celularity.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuance of Class A common stock

Shares of Class A common stock offered by us	22,874,999 shares of Class A common stock, consisting of (i) 8,499,999 shares of Class A common stock that are issuable upon the exercise of the Private Placement Warrants and (ii) 14,375,000 shares of Class A common stock that are issuable upon the exercise of the Public Warrants.

Shares of Class A common stock outstanding prior to exercise of all GX Warrants	142,384,167 shares (as of June 30, 2022).

Shares of Class A common stock outstanding assuming exercise of all GX Warrants	165,259,166 shares (based on total shares outstanding as of June 30, 2022).

Exercise price of GX Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $263.1 million from the exercise of the GX Warrants, assuming the exercise in full of all of the GX Warrants for cash. We expect to use the net proceeds from the exercise of the GX Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Resale of Class A common stock and Warrants

Shares of Class A common stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, an aggregate of 129,858,855 shares of Class A common stock, consisting of:

•	up to 8,340,000 PIPE shares;

•	up to 7,187,500 Sponsor shares;

•	up to 2,000,000 Palantir shares;

•	up to 976,943 Advisor Shares;

•	up to 8,499,999 shares of Class A common stock issuable upon the exercise of the Private Placement Warrants;

•	up to 19,811,204 shares of Class A common stock issued or issuable upon exercise of the Converted Legacy Warrants;

•	up to 11,744,882 shares of Class A common stock issuable upon exercise of options and awards;

•	up to 71,298,327 shares of Class A common stock pursuant to the Registration Rights Agreement.

Warrants offered by the selling securityholders	Up to 8,499,999 of Private Placement Warrants.

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Our Securities — Warrants.”

Lock-up agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 11.

Nasdaq ticker symbols	“CELU” and “CELUW”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 34.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference, including our financial statements and related notes and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus and the documents incorporated by reference into this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” in this prospectus and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the shares of Class A common stock and GX Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $263.1 million from the exercise of the GX Warrants assuming the exercise in full of all of the GX Warrants for cash. We expect to use the net proceeds from the exercise of the GX Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the GX Warrants. There is no assurance that the holders of the GX Warrants will elect to exercise any or all of such GX Warrants. To the extent that the GX Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the GX Warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to 129,858,855 shares of Class A common stock (including 8,499,999 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, up to 19,811,204 issued or issuable upon exercise of the Converted Legacy Warrants and up to 11,744,882 issuable upon exercise of options and awards) and up to 8,499,999 Private Placement Warrants. The selling securityholders may from time to time offer and sell any or all of the Class A common stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Class A common stock or Private Placement Warrants other than through a public sale.

Certain of the selling securityholders listed below entered into a Vesting Agreement whereby 25% of the shares of the selling securityholder are subject to a restriction on transfer, with such shares being released from this transfer restriction on the first day that the volume weighted average price of the Class A common stock on Nasdaq is at or above $12.00 for 20 trading days over a 30 consecutive trading day period. Any such shares that do not vest by July 15, 2031 will be forfeited. Vesting is subject to acceleration upon certain change of control events.

Except as set forth in the footnotes below, the following table sets forth, based on written representations initially provided by the selling securityholders, certain information as of July 16, 2021 regarding the beneficial ownership of our Class A common stock and GX Warrants by the selling securityholders and the shares of Class A common stock and GX Warrants being offered by the selling securityholders. A Selling Stockholder may have sold or transferred some or all of the common stock indicated below with respect to such Selling Stockholder and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The applicable percentage ownership of Class A common stock is based on approximately 142,384,167 shares of Class A common stock outstanding as of August 4, 2022. Information with respect to shares of Class A common stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A common stock or Private Placement Warrants. The selling securityholders may offer and sell some, all or none of their shares of Class A common stock or Private Placement Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Class A common stock and GX Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Up to 14,375,000 shares of Class A common stock issuable upon exercise of the Public Warrants are not included in the table below.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these securities.

	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Andrea J. Kellett(1)	14,789	14,789	—	—	—	—	—	—
Andrew C. von Eschenbach(2)	576,444	576,444
Anne Jones(3)	96,074	96,074
Ardea Partners LP(4)	576,943	576,943	—	—	—	—	—	—
Arthur Baer(5)	240,296	240,296	—	—	85,000	85,000	—	—
Bertil Lundqvist(6)	83,203	83,203	—	—	—	—	—	—
Bradley Glover(7)	96,074	96,074
C.V. Starr & Company, Inc.(8)	7,640,693	7,640,693	—	—	—	—	—	—
Catalio Equity Fund I, LLC(9)	100,000	100,000	—	—	—	—	—	—
Cooper Road, LLC(10)	4,236,617	4,236,617	—	—	2,575,364	2,575,364	—	—
Credit Suisse Securities (USA) LLC(11)	400,000	400,000	—	—	—	—	—	—
Daniel Wagner(12)	34,508	34,508	—	—	—	—	—	—
David C. Beers(13)	614,874	614,874
Dean C. Kehler(14)	3,849,403	3,849,403	—	—	2,434,635	2,434,635	—	—
Dragasac Limited(15)	36,592,596	36,592,596	—	—	6,529,818	—	—	—
Edgar Lee Giovannetti(16)	176,136	176,136	—	—	90,000	90,000	—	—
Elizabeth Kehler 2012 Trust(17)	394,376	394,376	—	—	—	—	—	—
Franklin C. Lewis Revocable Trust(18)	100,000	100,000	—	—	—	—	—	—
Funk Holdings Ltd.(19)	150,000	150,000	—	—	—	—	—	—
Gabriel Wagner(20)	34,508	34,508	—	—	—	—	—	—
GX Sponsor LLC(21)	100,000	100,000	—	—	—	—	—	—
Howard D. Fineman(22)	50,000	50,000	—	—	—	—	—	—
Howard I. Smith(23)	182,814	182,814	—	—	—	—	—	—
HW 2015 Trust u/a 7/23/15(24)	1,414,517	1,414,517	—	—	710,000	710,000	—	—
John Casale(25)	18,281	18,281	—	—	—	—	—	—
John R. Haines(26)	936,286	936,286
John Rost(27)	200,000	200,000	—	—	—	—	—	—
John Sculley(28)	1,037,601	1,037,601	—	—	—	—	—	—
Jordan S. Bloom(29)	397,891	397,891	—	—	250,000	250,000
Keary Dunn(30)	384,297	384,297
Leon Wagner(31)	1,320,501	1,320,501	—	—	710,000	710,000	—	—
Lim Kok Thay(32)	269,007	269,007
Marc B. Mazur(33)	73,927	73,927	—	—	25,000	25,000
Maurice R. & Corinne P. Greenberg, as JTWROS(34)	7,140,693	7,140,693	—	—	—	—	—	—
Michael Castelli(35)	18,281	18,281	—	—	—	—	—	—
Michael G. Maselli(36)	595,996	595,996	—	—	200,000	200,000
Palantir(37)	2,000,000	2,000,000	—	—	—	—
Paul S. Levy(38)	1,414,517	1,414,517	—	—	710,000	710,000

	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Peter H. Diamandis(39)	4,000,143	4,000,143	—	—
Richard Shaak(40)	146,407	146,407	—	—	—	—	—	—
Robert J. Hariri(41)	10,564,511	10,564,511	—	—	—	—	—	—
Robert J. Hariri Family Trust FBO Alexandra Hariri Dated 10/01/2008(42)	1,152,891	1,152,891	—	—	—	—	—	—
Robert J. Hariri Family Trust FBO Haley Hariri Dated 10/01/2008(43)	1,152,891	1,152,891	—	—	—	—	—	—
Robert J. Hariri Family Trust FBO John Hariri Dated 10/01/2008(44)	1,152,891	1,152,891	—	—	—	—	—	—
Robin L. Smith(45)	653,304	653,304	—	—	—	—	—	—
Roger W. Dinella(46)	13,281	13,281	—	—	—	—	—	—
SCJC, LLC(47)	1,389,517	1,389,517	—	—	710,000	710,000	—	—
Sorrento Therapeutics, Inc.(48)	20,422,124	20,422,124	—	—	—	—	—	—
Starr International Investments Ltd.(49)	15,281,389	15,281,389	—	—	—	—	—	—
Stephen Brigido(50)	250,956	250,956	—	—	—	—	—	—
Steven Blakey(51)	116,407	116,407	—	—	—	—	—	—
TOTAL	129,858,855	129,858,855	—	—	15,029,817	8,499,999	—	—

*	Less than one percent
(1)	Consists of 14,789 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, of which 3,697 of these shares are subject to vesting.
(2)	Consists of 576,444 shares of Class A common stock issuable upon exercise of options.
(3)	Consists of 96,074 shares of Class A common stock issuable upon exercise of options.
(4)	Consists of 576,943 shares of Class A common stock issued to Ardea in a private placement as partial payment for their fees.
(5)

Consists of (i) 155,296 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, of which 38,824 of these shares are subject to vesting, and (ii) 85,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(6)

Consists of (i) 50,000 shares of Class A common stock purchased in the PIPE and (ii) 33,203 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Lundqvist.

(7)	Consists of 96,074 shares of Class A common stock issuable upon exercise of options.
(8)

Consists of (i) 1,000,000 shares of Class A common stock purchased in the PIPE, (ii) 3,320,347 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by C.V. Starr & Company, Inc. and (iii) 3,320,346 shares of Class A Common Stock issuable upon exercise on a Converted Legacy Warrant at an exercise price of $7.53 per share.

(9)	Consists of 100,000 shares of common stock purchased in the PIPE.
(10)

Consists of (i) 1,661,253 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 415,313 of these shares subject to vesting, (ii) 1,730,000 warrants received in a pro rata distribution-in-kind from Sponsor and (iii) 845,364 warrants of GX, which were acquired from GX upon completion of the Business Combination as the repayment of $845,364 in promissory notes in connection with certain working capital loans. Cooper Road, LLC is an entity controlled by Jay R. Bloom. Mr. Bloom serves on the board of directors.
(11)	Consists of 400,000 shares of Class A common stock issued to Credit Suisse Securities (USA) LLC in a private placement as partial payment for their fees.
(12)	Consists of 34,508 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, of which 8,627 of these shares are subject to vesting.
(13)	Consists of 614,874 shares of Class A common stock issuable upon exercise of options.
(14)

Consists of (i) 1,414,768 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 353,692 of these shares subject to vesting, (ii) 1,880,000 warrants received in a pro rata distribution-in-kind from Sponsor and (iii) 554,635 warrants of GX, which were acquired from GX upon completion of the Business Combination as the repayment of $554,635 in promissory notes in connection with certain working capital loans. Mr. Kehler serves on the board of directors.

(15)

Consists of (i) 3,500,000 shares of Class A common stock purchased in the PIPE, (ii) 26,562,778 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Dragasac Limited and (iii) 6,529,818 shares of Class A common stock issuable upon the exercise of a Converted Legacy Warrant at an exercise price of $6.77 per share. Mr. Lim Kok Thay, a member of the board of directors, may be deemed to have power to vote or dispose of these registrable securities.

(16)

Consists of (i) 86,136 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 21,534 of these shares subject to vesting and (ii) 90,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(17)

Consists of 394,376 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 98,594 of these shares subject to vesting. Mr. Kehler, a member of the board of directors, is deemed to have power to vote or dispose of these registrable securities.

(18)	Consists of 100,000 shares of Class A common stock purchased in the PIPE.
(19)	Consists of 150,000 shares of Class A common stock purchased in the PIPE.
(20)	Consists of 34,508 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 8,627 of these shares subject to vesting.
(21)	Consists of 100,000 shares of Class A common stock held by GX Sponsor LLC.
(22)	Consists of 50,000 shares of Class A common stock purchased in the PIPE.
(23)

Consists of (i) 50,000 shares of Class A common stock purchased in the PIPE and (ii) 132,814 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Smith.

(24)

Consists of (i) 704,517 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 176,129 of these shares subject to vesting, and (ii) 710,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(25)

Consists of (i) 5,000 shares of Class A common stock purchased in the PIPE and (ii) 13,281 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Casale.

(26)	Consists of 936,286 shares of Class A common stock issuable upon exercise of options.
(27)	Consists of 200,000 shares of Class A common stock purchased in the PIPE.
(28)	Consists of 1,037,601 shares of Class A common stock issuable upon exercise of options and deferred compensation award.
(29)

Consists of (i) 147,891 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 36,973 of these shares subject to vesting, (ii) 150,000 warrants received in a pro rata distribution-in-kind from Sponsor and (iii) 100,000 warrants of GX, which were acquired from GX upon completion of the Business Combination as the repayment of $100,000 in promissory notes in connection with certain working capital loans.

(30)	Consists of 384,297 shares of Class A common stock issuable upon exercise of options.
(31)

Consists of (i) 610,501 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 152,625 of these shares subject to vesting, and (ii) 710,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(32)

Consists of 269,007 shares of Class A common stock issuable upon exercise of a deferred compensation award. See footnote 15. Mr. Lim Kok Thay, a member of the board of directors, may be deemed to have power to vote or dispose of these registrable securities.

(33)

Consists of (i) 48,927 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 12,232 of these shares subject to vesting, and (ii) 25,000 warrants received in a pro rata distribution-in-kind from Sponsor. Mr. Mazur serves on the board of directors.

(34)

Consists of (i) 500,000 shares of Class A common stock purchased in the PIPE, (ii) 3,320,347 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Maurice R. & Corrine P. Greenberg, as JTRWROS and (iii) 3,320,346 shares of Class A Common Stock issuable upon exercise on a Converted Legacy Warrant at an exercise price of $7.53 per share.

(35)

Consists of (i) 5,000 shares of Class A common stock purchased in the PIPE and (ii) 13,281 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Castelli.

(36)

Consists of (i) 395,996 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 98,999 of these shares subject to vesting, and (ii) 200,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(37)	Consists of 2,000,000 shares of Class A common stock purchased in a private placement.
(38)

Consists of (i) 704,517 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 176,129 of these shares subject to vesting, and (ii) 710,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(39)	Consists of 4,000,143 shares of Class A common stock issuable upon exercise of options and deferred compensation award.
(40)

Consists of (i) 80,000 shares of Class A common stock purchased in the PIPE and (ii) 66,407 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Shaak.

(41)

Consists of (i) 7,734,689 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by the Dr. Robert J. Hariri and (ii) 2,829,822 shares of Class A common stock issuable upon exercise of options.

(42)	Consists of 1,152,891 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by the Robert J. Hariri Family Trust FBO Alexandra Hariri Dated 10/01/2008.
(43)	Consists of 1,152,891 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by the Robert J. Hariri Family Trust FBO Haley Hariri Dated 10/01/2008.
(44)	Consists of 1,152,891 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by the Robert J. Hariri Family Trust FBO John Hariri Dated 10/01/2008.
(45)	Consists of 653,304 shares of Class A common stock issuable upon exercise of options and deferred compensation award.
(46)	Consists of 13,281 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Dinella.
(47)

Consists of (i) 679,517 shares of Class A common stock received in a pro rata distribution-in-kind from Sponsor, with 169,879 of these shares subject to vesting, and (ii) 710,000 warrants received in a pro rata distribution-in-kind from Sponsor.

(48)

Consists of (i) 500,000 shares of Class A common stock purchased in the PIPE and (ii) 19,922,124 shares of common stock issued in exchange for outstanding Legacy Celularity common stock held by Sorrento Therapeutics, Inc.

(49)

Consists of (i) 2,000,000 shares of Class A common stock purchased in the PIPE, (ii) 6,640,695 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock and (iii) 6,640,694 shares of Class A Common Stock issuable upon the exercise of Converted Legacy Warrants. The address for Starr International Investments Ltd. is Bermuda Commercial Bank Building, 19 Par-La-Ville Road, Hamilton, HM 11, BM Bermuda. Starr International Investments Ltd. is a wholly owned subsidiary of Starr International Company, Inc., a Swiss corporation, which, accordingly, may be deemed to beneficially own these securities.

(50)	Consists of 250,956 shares of Class A common stock issuable upon exercise of options.
(51)

Consists of (i) 50,000 shares of Class A common stock purchased in the PIPE and (ii) 66,407 shares of Class A common stock issued in exchange for outstanding Legacy Celularity common stock held by Mr. Blakey.

Material Relationships with the Selling Securityholders

The selling securityholders include the Sponsor, certain of our principal stockholders and certain of our current and former directors and executive officers, and the affiliates of the foregoing. For a description of our relationships with such Selling Securityholders and their affiliates see the sections of our Annual Report on Form 10-K filed with the SEC on March 31, 2021, entitled “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and our subsequent SEC filings incorporated by reference into this prospectus.

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, any future related prospectus supplement and certificates of designation relating to the securities, as applicable, our amended and restated certificate of incorporation and amended and restated bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Authorized Capital

Our authorized share capital consists of 730,000,000 shares of Class A common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value, all of which shares of preferred stock are undesignated.

Class A Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Class A common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A common stock unless the shares of Class A common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock.

Election of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting held in connection with our initial business combination, Class I directors were elected to an initial one-year term (and three-year terms subsequently), the Class II directors were elected to an initial two-year term (and three-year terms subsequently) and the Class III directors were elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. There are no shares of preferred stock outstanding.

Warrants

Public Warrants

As of the closing of the Business Combination, there were 22,874,999 Warrants to purchase Class A common stock outstanding, consisting of 14,375,000 Public Warrants and 8,499,999 Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the GX IPO or 30 days after the completion of our Business Combination. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a Public Warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We filed a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants, and such registration statement was declared effective on August 12, 2021. As specified in the warrant agreement, we are obligated to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. During any period when we will have failed to maintain an effective registration statement, warrantholders may exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the reported last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its Public Warrants prior to the scheduled redemption date. However, the price of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call our warrants for redemption and our management does not take advantage of this option, our former sponsor, GX Sponsor LLC, and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted-average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the Public Warrants are convertible), other than in certain circumstances as described in the warrant agreement, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the Public Warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the Public Warrant holder exercise the Public Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants have been issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is an exhibit to this registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Public Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrantholder.

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our Business Combination (except for limited exceptions) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In order to finance transaction costs in connection with the Business Combination, members of the Sponsor entered into promissory notes with GX to provide working capital funds. In connection with the Business

Combination, 1,499,999 Private Placement Warrants were issued to members of the Sponsor in a private placement transaction as repayment for the working capital loans made to GX.

PIPE Warrants

The PIPE Warrants have an exercise price of $8.25 per share, subject to customary adjustments, are exercisable immediately upon issuance and expire five years after the initial issuance date. If at the time of exercise of the PIPE Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Class A common stock underlying such warrant, then such warrants may be exercised, in whole or in part, by means of a “cashless exercise.”

In the event of a Fundamental Transaction (as defined in the PIPE Warrant), we or any Successor Entity (as defined in the PIPE Warrant) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase such warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the PIPE Warrant) of the remaining unexercised portion of such warrants on the date of the consummation of such Fundamental Transaction; provided, however, that if the Fundamental Transaction is not within our control, including not approved by the Board, the holder shall only be entitled to receive from us or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such warrants, that is being offered and paid to the holders of our Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. However, if holders of Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

We agreed to use our commercially reasonable efforts to file a registration statement with the SEC covering the shares of Class A common stock issuable upon exercise of the PIPE Warrant, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the PIPE Warrant expire, as specified in the PIPE Warrant.

Anti-Takeover Provisions

Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the Chairperson of the board of directors, or by the chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our current bylaws and the bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Class A common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (subject to certain limited exceptions) shall be the sole and exclusive forum for any of the following claims (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action asserting a claim of breach of a fiduciary duty owed by any of our director, officer or other employee or our stockholders, (iii) any claim or cause of action against us, our directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the DGCL, our certificate of incorporation or the bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws, (v) any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against us or any of our current or former director, officer or other employee governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity holding, owning or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and to have consented to such provisions.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act of 1933, as amended, or the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Charter provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our certificate of incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

on or subsequent to the date of the transaction, our initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our certificate of incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents and prohibit any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe these provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent for our Class A common stock and our Public Warrants is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

Listing

Shares of our Class A common stock have traded on the Nasdaq Global Select Market under the ticker symbol “CELU”. Our ticker symbol for our warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share is “CELUW”.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock and the purchase, exercise, disposition and lapse of our Warrants. The Class A common stock and the Warrants are collectively referred to herein as our securities. This discussion is for general information only and is not tax advice. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, “passive foreign investment companies” or “controlled foreign corporations” within the meaning of the Code, and former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation or other foreign organization taxable as a corporation; or

•	a foreign trust or estate the income of which is not subject to U.S. federal income tax on a net income basis.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions (other than certain distributions of our stock or rights to acquire our stock) or are deemed to make constructive distributions to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock, subject to the tax treatment as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the requirements are not satisfied, a U.S. Holder that is a taxable corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost for such Class A common stock (or, in the case of common stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax under current law. If the U.S. Holder’s holding period for the common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

A U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our common stock received upon exercise of the Warrant for cash will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. A U.S. Holder’s holding period for the common stock received upon exercise of the Warrant will not include the period during which the U.S. Holder held the Warrant and generally would commence on the day following the date of exercise of the Warrant.

In certain circumstances, the Warrant may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or other taxable disposition of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrant will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of each Warrant is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events, as discussed in the section of this prospectus captioned “Description of our Securities — Redeemable Warrants.” An adjustment that has the effect of only preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Class A common stock. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of common stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividends at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on a properly executed IRS Form W-8BEN or W-8BEN-E, or successor form, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from shares of Class A common stock, Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing a properly executed IRS Form W-8ECI, or successor form). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

A non- U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. To the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Subject to the discussions below under “— Foreign Account Tax Compliance Act” and “— Information Reporting and Backup Withholding,” a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants or an expiration or redemption of our Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•

the non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock or Warrants and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. These rules may be modified as applied to the Warrants. There can be no assurance that our common stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events, as discussed in the section of this prospectus captioned “Description of our Securities — Warrants.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such

non-U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” or FATCA, generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends. However, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common stock or Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 8,499,999 shares of Class A common stock that are issuable upon the exercise of the Private Placement Warrants; and (ii) up to 14,375,000 shares of Class A common stock that are issuable upon the exercise of the Public Warrants.

We are also registering the resale by the selling securityholders or their permitted transferees from time to time of:

(i)	up to 129,858,855 shares of Class A common stock consisting of:

(a)	up to 8,340,000 shares of Class A common stock issued in a private placement pursuant to Subscription Agreements entered into on January 8, 2021,

(b)	up to 2,000,000 shares of Class A common stock issued in a private placement pursuant to a subscription agreement entered into on May 5, 2021 with Palantir,

(c)	up to 7,187,500 shares of Class A common stock held by the Sponsor following a private placement in connection with the initial public offering of GX,

(d)	up to 976,943 shares of Class A common stock issued in private placements to certain advisors to the Company,

(e)	up to 8,499,999 shares of Class A common stock issuable upon exercise of the Private Placement Warrants,

(f)	up to 19,811,204 shares of Class A common stock issued or issuable upon exercise of the Converted Legacy Warrants,

(g)	up to 11,744,882 shares of Class A common stock issuable upon exercise of options and awards,

(h)

up to 71,298,327 shares of Class A common stock pursuant to that certain Registration Rights Agreement, dated July 16, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares, including, and

(ii)	up to 8,499,999 Private Placement Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from GX Warrants exercised in the event that such GX Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by such selling securityholders.

The shares of Class A common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of GX Warrants may exercise its GX Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Class A common stock offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until two years from the effective date of this registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California.

EXPERTS

The financial statements of Celularity Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.celularity.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended on July 15, 2022;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022; and the fiscal quarter ended June 30, 2022;

•

Our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February  16, 2022, March  1, 2022, March  16, 2022, May  3, 2022, May  20, 2022, June  3, 2022, June  17, 2022, July  14, 2022 and July 20, 2022; and

•

The description of our Class  A common stock contained in our registration statement on Form 8-A, filed with the SEC on May 17, 2019, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Celularity Inc.

170 Park Ave

Florham Park, New Jersey 07932

Telephone: (908) 768-2170

Attention: Corporate Secretary

Up to 22,874,999 Shares of Class A common stock Issuable Upon Exercise of Warrants

Up to 129,858,855 Shares of Class A common stock

Up to 8,499,999 Warrants to Purchase Class A common stock

Prospectus dated                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$148,841.38
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing fees	*
Miscellaneous fees and expenses	*

Total expenses	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Class A common stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation and Bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to our company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

We also maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of our company, and (2) to us with respect to payments that may be made by us to such officers and directors pursuant to any indemnification provision contained in our Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Description

2.1+	Merger Agreement and Plan of Reorganization by and among GX Acquisition Corp., Alpha First Merger Sub, Inc., Alpha Second Merger Sub, LLC, and Celularity Inc. (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K, filed with the Commission on January 8, 2021).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the post-effective amendment no. 1 to Form S-1 (File No. 333-258600), filed with the Commission on April 4, 2022).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the registration statement on Form S-4 (File No. 333-252402), filed with the Commission on June 22, 2021).

10.2	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

10.3	Vesting Agreement dated as of July 16, 2021 by and among GX Sponsor LLC, Celularity Inc. (f/k/a GX Acquisition Corp.), and each of the other Persons set forth on the signature pages thereto (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

10.4	Warrant Agreement, dated May 20, 2019, by and between GX Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed with the Commission on May 24, 2019).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

107*	Filing Fee Table

*	Filed herewith.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
¥	Certain portions of this exhibit are omitted because they are not material and are the type that the registrant treats as private or confidential.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Florham Park, State of New Jersey, on this 11th day of August, 2022.

CELULARITY INC.

By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Robert J. Hariri, M.D., Ph.D., David C. Beers and Keary Dunn, Esq., and each of them, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Hariri Robert J. Hariri, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 11, 2022

/s/ David C. Beers David C. Beers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2022

/s/ Peter Diamandis Peter Diamandis, M.D.	Director	August 11, 2022

/s/ Dean C. Kehler Dean C. Kehler	Director	August 11, 2022

/s/ Lim Kok Thay Lim Kok Thay	Director	August 11, 2022

/s/ Marc Mazur Marc Mazur	Director	August 11, 2022

/s/ Diane Parks Diane Parks	Director	August 11, 2022

Signature	Title	Date

/s/ John Sculley John Sculley	Director	August 11, 2022

/s/ Robin L. Smith Robin L. Smith, M.D., MBA	Director	August 11, 2022

/s/ Andrew C. von Eschenbach Andrew C. von Eschenbach, M.D.	Director	August 11, 2022